Exhibit 1.19

                         Addresses of Georgia Facilities

1.       Post Office Box 1135
         12 Seventh Street
         Auburn, GA  30011

2.       1678-A Mulkey Road
         Austell, GA  30106

3.       Post Office Box 81246
         1491 Old Salem Road
         Conyers, GA  30013

4.       4168 Tate Street
         Covington, GA  30014

5.       719 Scenic Hwy, SW
         Lawrenceville, GA  30046

6.       5014 Snapfinger Woods Drive
         Decatur, GA  30035

7.       2270 Oak Road
         Snellville, GA  30078

8.       1324 Rockbridge Road
         Stone Mountain, GA  30087

9.       2362 Main Street
         Tucker, GA  30084